Exhibit 99.1
Arista Networks, Inc. Reports Fourth Quarter and Year End 2020 Financial Results
SANTA CLARA, Calif.- February 18, 2021 -- Arista Networks, Inc. (NYSE: ANET), an industry leader in cognitive cloud networking for large datacenter and campus environments, today announced financial results for its fourth quarter and year ended December 31, 2020.
Fourth Quarter Financial Results
•Revenue of $648.5 million, an increase of 7.1% compared to the third quarter of 2020, and an increase of 17.4% from the fourth quarter of 2019.
•GAAP gross margin of 63.9%, compared to GAAP gross margin of 63.6% in the third quarter of 2020 and 64.5% in the fourth quarter of 2019.
•Non-GAAP gross margin of 65.0%, compared to non-GAAP gross margin of 64.6% in the third quarter of 2020 and 65.2% in the fourth quarter of 2019.
•GAAP net income of $183.0 million, or $2.31 per diluted share, compared to GAAP net income of $260.7 million, or $3.25 per diluted share in the fourth quarter of 2019.
•Non-GAAP net income of $197.7 million, or $2.49 per diluted share, compared to non-GAAP net income of $183.4 million, or $2.29 per diluted share in the fourth quarter of 2019.
Full Year Financial Results
•Revenue of $2.32 billion, a decrease of 3.9% compared to fiscal year 2019.
•GAAP gross margin of 63.9%, compared to GAAP gross margin of 64.1% in fiscal year 2019.
•Non-GAAP gross margin of 65.0%, compared to non-GAAP gross margin of 64.7% in fiscal year 2019.
•GAAP net income of $634.6 million, or $7.99 per diluted share, compared to GAAP net income of $859.9 million, or $10.63 per diluted share, in fiscal year 2019.
•Non-GAAP net income of $718.4 million or $9.04 per diluted share, compared to non-GAAP net income of $786.8 million or $9.73 per diluted share, in fiscal year 2019.
“I am pleased with Arista's return to growth in Q4 2020. With our laser focus on customer success, pristine financials and transformative innovations, Arista is well positioned to continue our momentum in the post pandemic era,” stated Jayshree Ullal, President and CEO of Arista Networks.
Commenting on the company's financial results, Ita Brennan, Arista’s CFO said, “The Arista team showed great resilience and flexibility throughout 2020, maintaining operational excellence, while executing well on our market and product diversification initiatives.”
Fourth Quarter Company Highlights
•Arista announced the 750 Series – Arista expands its Cognitive Campus portfolio with the new 750 Series modular chassis for enhanced security solutions and simplified automation workflows.
•Arista Delivers Network Observability with DANZ Monitoring Fabric – Arista announced a network observability software, DANZ Monitoring Fabric (DMF), on Arista switching platforms for enterprise-wide traffic visibility and contextual insights.
•Arista Unveils Attack Surface Assessment Service – Arista announced an Attack Surface Assessment, an advanced security service delivered through the recent acquisition of Awake Security.

Full Year Company Highlights
•Arista Networks acquired Awake Security, a Network Detection and Response (NDR) platform provider that combines artificial intelligence (AI) with human expertise to autonomously hunt and respond to insider and external threats.
•Arista Networks acquired Big Switch Networks, a network monitoring and SDN (Software Defined Networking) pioneer.
•Arista Networks recognized as a leader in The Forrester Wave™: Open, Programmable Switches for A Businesswide SDN, Q3 2020 with the top score in the strategy category.
•Arista Networks Announced Optical Line System for 400G – The Arista OSFP-LS is a highly compact, low power and cost-effective solution for increasing bandwidth between data centers without the need for external optical line systems.
•This is the sixth consecutive year Arista Networks has been recognized in the Leaders Quadrant of the 2020 Gartner Magic Quadrant for Data Center Networking published on 30 June 2020.
Financial Outlook
For the first quarter of 2021, we expect:
•Revenue between $630 million to $650 million;
•Non-GAAP gross margin of 63% to 65%; and
•Non-GAAP operating margin of approximately 37%.
Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of acquisition-related intangible assets, and certain non-recurring items. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis (see further explanation below under “Non-GAAP Financial Measures”).
Prepared Materials and Conference Call Information
Arista executives will discuss the fourth quarter and year end 2020 financial results on a conference call at 1:30 p.m. Pacific time today. To listen to the call via telephone, dial (833) 968-2211 in the United States or +1 (778) 560-2896 from international locations. The Conference ID is 9269847.
The financial results conference call will also be available via live webcast on our investor relations website at https://investors.arista.com/. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on Arista’s investor relations website.
Forward-Looking Statements
This press release contains “forward-looking statements” regarding our future performance, including quotations from management, statements in the section entitled “Financial Outlook,” such as estimates regarding revenue, non-GAAP gross margin and non-GAAP operating margin for the first quarter of fiscal year 2021, statements regarding the benefits of the introduction of new products and our leadership in cloud networking, and statements regarding Arista’s ability to continue its momentum in the post pandemic era. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause actual results, performance or achievements to differ materially from those anticipated in or implied by the forward-looking statements including risks associated with: the impact of the COVID-19 pandemic on our business; the rapid evolution of the networking market; any failure to successfully pursue new products and service offerings and expand into adjacent markets; a decline in our revenue growth rate; unpredictability of our results of operations;

interruptions or delays in shipments; adverse economic conditions or reduced information technology and network infrastructure spending; intense competition; expansion of our international sales and operations; investment or acquisition in other businesses; seasonality; our ability to attract new large end customers or sell products and services to existing end customers; our ability to increase market awareness of our company and new products and services; product quality problems; our ability to anticipate technological shifts and develop products to meet those technological shifts; insufficient component supply and inventory; our ability to protect, defend and maintain our intellectual property rights; vulnerabilities in our products and failure of our products to detect security breaches our intellectual property rights; and tax, tariff, import/export restrictions; and other future events. Additional risks and uncertainties that could affect us can be found in our most recent filings with the Securities and Exchange Commission including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. You can locate these reports through our website at https://investors.arista.com/ and on the SEC’s website at https://www.sec.gov/. All forward-looking statements in this press release are based on information available to the company as of the date hereof and we disclaim any obligation to publicly update or revise any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made.
Gartner “Magic Quadrant for Data Center and Cloud Networking,” Andrew Lerner, et al, 30 June 2020. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. The Gartner content described herein, (the "Gartner content") represent(s) research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and are not representations of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Form 8-K) and the opinions expressed in the Gartner Content are subject to change without notice.
Non-GAAP Financial Measures
This press release and accompanying table contain certain non-GAAP financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margins, non-GAAP net income and non-GAAP diluted net income per share. These non-GAAP financial measures exclude stock-based compensation expense, amortization of acquisition-related intangible assets, certain non-recurring charges or benefits, and the income tax effect of these non-GAAP exclusions. In addition, non-GAAP financial measures exclude net tax benefits associated with stock-based awards, which include excess tax benefits, and other discrete indirect effects of such awards. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing operating results and trends. In addition, these measures are the primary indicators management uses as a basis for its planning and forecasting for future periods.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP financial measures. Non-GAAP financial measures are subject to limitations, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. A description of these non-GAAP financial measures and a reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
The company’s guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of acquisition-related intangible assets, and other non-recurring items. The company does not provide guidance on GAAP gross margin or GAAP operating margin or the various reconciling items between GAAP gross margin and GAAP operating margin and non-GAAP gross margin and non-GAAP operating margin. A reconciliation of the non-GAAP financial measures guidance to the corresponding GAAP measures on a forward-looking basis is not available because stock-based compensation expense is impacted by the company’s future hiring and retention needs and the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation expense will have a significant impact on the company’s GAAP gross margin and GAAP operating margin.
About Arista Networks
Arista Networks is an industry leader in cognitive cloud networking solutions for large data center and campus environments. Arista’s award-winning platforms deliver availability, agility, automation analytics, and security through CloudVision® and Arista EOS®, an advanced network operating system. For more information visit www.arista.com.
ARISTA, CloudVision, CloudEOS and MSS are among the registered and unregistered trademarks of Arista Networks, Inc. in jurisdictions around the world. Other company names or product names may be trademarks of their respective owners. Additional information and resources can be found at www.arista.com.

Investor Contacts
Arista Networks, Inc. Charles Yager, 408-547-5892 Product and Investor Advocacy cyager@arista.com or
Curtis McKee, 408-547-5549 Corporate and Investor Development curtism@arista.com

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue:
Product	$518,281	$447,498	$1,830,842	$2,021,150
Service	130,201	105,048	486,670	389,556
Total revenue	648,482	552,546	2,317,512	2,410,706
Cost of revenue:
Product	210,436	175,476	749,962	792,382
Service	23,462	20,767	85,664	73,986
Total cost of revenue	233,898	196,243	835,626	866,368
Total gross profit	414,584	356,303	1,481,886	1,544,338
Operating expenses:
Research and development	133,847	110,063	486,594	462,759
Sales and marketing	67,671	54,535	229,366	213,907
General and administrative	18,428	15,716	66,242	61,898
Total operating expenses	219,946	180,314	782,202	738,564
Income from operations	194,638	175,989	699,684	805,774
Other income, net	5,542	11,183	39,179	56,496
Income before income taxes	200,180	187,172	738,863	862,270
Provision for (benefit from) income taxes	17,222	(73,520)	104,306	2,403
Net income	$182,958	$260,692	$634,557	$859,867
Net income attributable to common stockholders:
Basic	$182,958	$260,589	$634,557	$859,444
Diluted	$182,958	$260,594	$634,557	$859,468
Net income per share attributable to common stockholders:
Basic	$2.41	$3.41	$8.35	$11.26
Diluted	$2.31	$3.25	$7.99	$10.63
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	75,864	76,345	75,984	76,312
Diluted	79,261	80,261	79,465	80,879

ARISTA NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands, except percentages and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP gross profit	$414,584	$356,303	$1,481,886	$1,544,338
GAAP gross margin	63.9%	64.5%	63.9%	64.1%
Stock-based compensation expense	1,554	1,253	6,272	4,637
Intangible asset amortization	5,464	2,626	17,480	10,503
Non-GAAP gross profit	$421,602	$360,182	$1,505,638	$1,559,478
Non-GAAP gross margin	65.0%	65.2%	65.0%	64.7%

GAAP income from operations	$194,638	$175,989	$699,684	$805,774
Stock-based compensation expense	40,095	26,435	137,042	101,280
Litigation expense	—	333	—	2,295
Intangible asset amortization	7,562	3,084	24,086	13,375
Acquisition-related costs(1)	1,215	—	13,933	—
Non-GAAP income from operations	$243,510	$205,841	$874,745	$922,724
Non-GAAP operating margin	37.6%	37.3%	37.7%	38.3%

GAAP net income	$182,958	$260,692	$634,557	$859,867
Stock-based compensation expense	40,095	26,435	137,042	101,280
Litigation expense	—	333	—	2,295
Intangible asset amortization	7,562	3,084	24,086	13,375
Acquisition-related costs	1,215	—	13,933	—
Gain on investment in privately-held companies	(4,164)	—	(4,164)	(5,427)
Altera stock-based tax charge (2)	—	—	—	9,781
Tax benefit on intra-entity IP transfer (3)	—	(85,819)	—	(85,819)
Tax benefit on stock-based awards	(19,802)	(16,232)	(60,880)	(89,415)
Income tax effect on non-GAAP exclusions	(10,188)	(5,045)	(26,163)	(19,093)
Non-GAAP net income	$197,676	$183,448	$718,411	$786,844

GAAP diluted net income per share attributable to common stockholders	$2.31	$3.25	$7.99	$10.63
Non-GAAP adjustments to net income	0.18	(0.96)	1.05	(0.90)
Non-GAAP diluted net income per share	$2.49	$2.29	$9.04	$9.73
Weighted-average shares used in computing GAAP and Non-GAAP diluted net income per share attributable to common stockholders	79,261	80,261	79,465	80,879
Summary of Stock-Based Compensation Expense:
Cost of revenue	$1,554	$1,253	$6,272	$4,637
Research and development	23,184	13,897	79,913	53,068
Sales and marketing	11,188	7,705	34,944	29,168
General and administrative	4,169	3,580	15,913	14,407
Total	$40,095	$26,435	$137,042	$101,280
___________________
(1) Represents non-recurring costs associated with our acquisitions, which primarily include retention bonuses, professional and consulting fees, and restructuring costs.
(2) Represents a discrete income tax expense related to stock-based compensation as a result of an opinion on Altera Corporation and Subsidiaries vs. Commissioner on Internal Revenue issued by the Court of Appeals for the Ninth Circuit on June 7, 2019.
(3) Represents a one-time tax benefit of $85.8 million upon completion of an intra-entity transaction to sell our non-Americas economic and beneficial intellectual property rights in the current quarter.

ARISTA NETWORKS, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$893,219	$1,111,286
Marketable securities	1,979,649	1,613,082
Accounts receivable	389,540	391,987
Inventories	479,668	243,825
Prepaid expenses and other current assets	94,922	111,456
Total current assets	3,836,998	3,471,636
Property and equipment, net	32,231	39,273
Acquisition-related intangible assets, net	122,790	45,235
Goodwill	189,696	54,855
Investments	8,314	4,150
Operating lease right-of-use assets	77,288	87,770
Deferred tax assets	441,531	452,025
Other assets	30,071	30,346
TOTAL ASSETS	$4,738,919	$4,185,290
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$134,235	$92,105
Accrued liabilities	143,357	140,249
Deferred revenue	396,259	312,668
Other current liabilities	94,392	52,052
Total current liabilities	768,243	597,074
Income taxes payable	53,053	55,485
Operating lease liabilities, non-current	72,397	83,022
Deferred revenue, non-current	254,568	262,620
Deferred tax liabilities, non-current	227,936	254,710
Other long-term liabilities	42,431	37,693
TOTAL LIABILITIES	1,418,628	1,290,604
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,292,431	1,106,305
Retained earnings (1)	2,027,614	1,788,230
Accumulated other comprehensive income	238	143
TOTAL STOCKHOLDERS’ EQUITY	3,320,291	2,894,686
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,738,919	$4,185,290
______________________
(1) We adopted new lease accounting guidance under Accounting Standard Codification Topic 842 - Leases (“ASC 842”), which resulted in a cumulative-effect adjustment of $3.7 million to retained earnings as of January 1, 2019.

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Twelve Months Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$634,557	$859,867
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	44,590	32,849
Noncash lease expense	16,970	16,179
Stock-based compensation	137,042	101,280
Deferred income taxes	(9,144)	(75,741)
Gain on investments in privately-held companies, net	(4,164)	(5,427)
Gain on sale of marketable securities	(9,432)	—
Amortization (accretion) of investment premiums (discounts)	10,381	(6,771)
Changes in operating assets and liabilities:
Accounts receivable, net	10,673	(60,210)
Inventories	(235,318)	20,927
Prepaid expenses and other current assets	13,846	54,259
Other assets	4,965	(8,112)
Accounts payable	41,161	(1,937)
Accrued liabilities	2,728	16,366
Deferred revenue	50,352	(11,939)
Income taxes payable	8,805	23,523
Other liabilities	17,102	7,921
Net cash provided by operating activities	735,114	963,034
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of marketable securities	1,545,689	1,208,717
Purchases of marketable securities	(2,688,064)	(1,503,893)
Business combinations, net of cash acquired	(227,420)	(1,365)
Purchases of property, equipment and intangible assets	(15,384)	(15,751)
Investments in privately-held companies	3,399	28,220
Proceeds from sale of marketable securities	772,978	—
Net cash used in investing activities	(608,802)	(284,072)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under equity plans	57,556	57,378
Tax withholding paid on behalf of employees for net share settlement	(8,722)	(9,200)
Repurchase of common stock	(395,173)	(266,142)
Net cash used in financing activities	(346,339)	(217,964)
Effect of exchange rate changes	1,966	353
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(218,061)	461,351
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —Beginning of period	1,115,515	654,164
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$897,454	$1,115,515